CLARIFYING AMENDMENT TO SUB-ADVISORY AGREEMENT

This Amendment No. 1 (this “Amendment”), made and entered into as of June 18, 2013, is made a part of the Amended and Restated Sub-Advisory Agreement by and between WisdomTree Asset Management, Inc. (the “Investment Adviser”), and Mellon Capital Management Corporation (the “Sub-Adviser”), dated January 1, 2013 (the “Agreement”). Any defined terms used herein that are not defined above shall be defined as set forth in the Agreement.

WHEREAS, the Agreement restated and replaced certain existing sub-advisory agreements (“Existing Sub-Advisory Agreements”) between the parties, whereby the Existing Sub-Advisory Agreements contained an initial term of two (2) years from their November 20, 2012 effective dates (i.e., November 20, 2014) (“Original Term”);

WHEREAS, the Agreement contains an initial term of two (2) years from its January 1, 2013 effective date (i.e., January 1, 2015), which is longer than the Original Term;

WHEREAS, the parties desire to amend the Agreement in order to reflect the Original Term;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	The first two sentences of “Section 12. Duration of Agreement” are hereby deleted in their entirety and replaced with the following sentence:

“This Agreement shall become effective with respect to each existing Fund upon the date first written above and shall continue in effect for a period beyond November 20, 2014 only so long as such continuance is specifically approved at least annually by the Board of Trustees, provided that in such event such continuance shall also be approved by the vote of a majority of those Trustees who are not “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”) cast in person at a meeting called for the purpose of voting on such approval.”

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR

ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below as of the date first written above.

“INVESTMENT ADVISER”		“SUB-ADVISER”

WisdomTree Asset Management, Inc.		Mellon Capital Management Corporation

By:		By:
Name:	Jonathan Steinberg	Name:	David Dirks
Title:	Chief Executive Officer	Title:	Managing Director

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of June 18, 2013

FUNDS FOR WHICH MELLON CAPITAL MANAGEMENT CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree Global Real Return Fund

CURRENCY AND FIXED INCOME FUNDS

WisdomTree Brazilian Real Fund

WisdomTree Chinese Yuan Fund

WisdomTree Indian Rupee Fund

WisdomTree Emerging Currency Fund

WisdomTree Commodity Currency Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Asia Local Debt Fund

WisdomTree Euro Debt Fund

WisdomTree Emerging Markets Local Debt Fund

DOMESTIC EQUITY FUNDS

WisdomTree Total Dividend Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Equity Income Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree U.S. Dividend Growth Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global Equity Income Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-US Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global ex-US Utility Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Small Cap Hedged Equity Fund

The Investment Adviser hereby appoints Mellon Capital Management Corporation, and Mellon Capital Management Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:
	Name:		Name: David Dirks
	Title:		Title: Managing Director

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